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                                  [LETTERHEAD]





         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


          We hereby consent to (i) the inclusion of our opinion letter, dated April 30, 1997, to the Board of Directors of Egghead, Inc. (the "Company") as Annex IV to the Joint Proxy Statement/Prospectus of the Company and Surplus Software, Inc. ("Surplus Direct") relating to the Agreement and Plan of Merger, dated as of April 30, 1997, as amended, pursuant to which Surplus Direct will merge into a wholly owned subsidiary of the Company, and (ii) all references to DLJ in the section captioned "Background of and Reasons for the Merger -- Opinion of Egghead's Financial Advisor" in such Joint Proxy Statement/Prospectus, which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.



                                             DONALDSON, LUFKIN & JENRETTE
                                                  SECURITIES CORPORATION


                                         By:  /s/ Steven Dietz
                                             ---------------------------
                                             Steven Dietz
                                             Senior Vice President



New York, New York
July 14, 1997